UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2010

OPTi, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-21422	77-0220697
(Commission File Number)	(IRS Employer Identification Number)

3430 W Bayshore Drive, Suite 103

Palo Alto, California 94303

(Address of principal executive offices including zip code)

(650) 213-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 13, 2010, OPTi Inc. (the “Company”) issued a press release announcing that it has entered into License Option Agreements with Atmel Corporation (“Atmel”) and Broadcom Corporation (“Broadcom”) dated June 20, 2010 and July 7, 2010, respectively, and a Licensing Agreement with Standard Microsystems Corporation (“SMSC”) dated June 7, 2010.

The Company entered into Standstill Agreements with Atmel, Broadcom and SMSC in connection with the Compact-ISA Bus Interface litigation. The Standstill Agreements also granted Atmel, Broadcom and SMSC an option to purchase a license from OPTi for an additional license fee at the close of the litigation against all of the remaining defendants in the lawsuit.

In exchange for granting the licenses to Atmel and Broadcom pursuant to each of their respective License Option Agreements, the Company received payments of $25,000 and $1,000,000, respectively. SMSC exercised its right to license the technology for $100,000.

A copy of the press release announcing the Company’s License Option Agreements with Atmel and Broadcom and the Licensing Agreement with SMSC is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	OPTi, Inc. Press Release dated July 13, 2010 announcing Licensing Agreements with Atmel, Broadcom and SMSC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2010

OPTi, Inc.

By:	/S/ MICHAEL MAZZONI
Michael Mazzoni
Chief Financial Officer